EXHIBIT 10.2

SPIRIT OF TEXAS BANCSHARES, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 24, 2019, by and among Spirit of Texas Bancshares, Inc., a Texas corporation (“STXB”), and Kidd Partners, Ltd., a Texas limited partnership (“KPL”).

WHEREAS, STXB and Chandler Bancorp, Inc., a Texas corporation and wholly owned subsidiary of KPL (“CBI”), have entered into that certain Agreement and Plan of Reorganization, dated as of July 24, 2019 (the “Reorganization Agreement”), pursuant to which CBI will merge with and into STXB, with STXB continuing as the surviving entity (the “Merger”); and

WHEREAS, as a condition and inducement to KPL’s and CBI’s willingness to enter into the Reorganization Agreement, STXB has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, STXB and KPL agree as follows:

1.    Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Reorganization Agreement shall have the meanings given such terms in the Reorganization Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 7(e).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Allowable Grace Period” shall have the meaning set forth in Section 3(d).

“Business Day” means a day other than a Saturday or Sunday or other day on which banks located in Texas are authorized or required by law to close.

“Closing Date” has the meaning set forth in the Reorganization Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of STXB, no par value per share, and any securities into which such shares of common stock may hereinafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” shall have the meaning set forth in Section 3(j).

“Grace Period” shall have the meaning set forth in Section 3(d).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holders Counsel” shall have the meaning set forth in Section 3(a).

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“KPL” shall have the meaning set forth in the Preamble.

“Losses” shall have the meaning set forth in Section 5(a).

“Non-Responsive Holder” shall have the meaning set forth in Section 7(c).

“Other Securities” means shares of Common Stock or other securities of STXB which STXB is registering pursuant to a Registration Statement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” shall have the meaning set forth in Section 2(a).

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Reorganization Agreement” shall have the meaning set forth in the Recitals.

“Registrable Securities” means all of the Shares and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares, provided that Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (i) a sale pursuant to a Registration Statement; (ii) becoming eligible for sale without time, volume or manner of sale restrictions by KPL under Rule 144; or (iii) if such Shares have ceased to be outstanding.

“Registration Statement” means any one or more registration statements of STXB filed under the Securities Act that covers the sale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Requested Information” shall have the meaning set forth in Section 7(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to KPL pursuant to the Reorganization Agreement.

“STXB” shall have the meaning set forth in the Preamble.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.      Piggyback Registration.

(a)    If STXB intends to file a registration statement covering a primary or secondary offering of any of its Common Stock, whether or not the sale for its own account, which is not a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8 (or successor form), a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable, STXB will promptly (and in any event at least ten (10) Business Days before the anticipated filing date) give written notice to the Holders of its intention to effect such a registration. STXB will effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration (a “Piggyback Registration”) by a written notice delivered to STXB within five (5) Business Days after the notice given by STXB in the preceding sentence. Subject to Section 2(b), securities requested to be included in a STXB registration pursuant to this Section 2 will be included by STXB on the same form of registration statement as has been selected by STXB for the securities STXB is registering for sale referred to above. The Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least five (5) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration (the “Piggyback Registration Statement”). If STXB elects to terminate any registration filed under this Section 2 prior to the effectiveness of such registration, STXB will have no obligation to register the securities sought to be included by the Holders in such registration under this Section 2. There shall be no limit to the number of Piggybank Registrations pursuant to Section 2(a).

(b)    If a Registration Statement under this Section 2 relates to an underwritten offering and the managing underwriter(s) advise(s) STXB that in its or their reasonable opinion the number of securities requested by STXB and the Holders to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), STXB will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Common Stock and other securities STXB proposes to sell, (ii) second, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 2 and other holders of shares of Common Stock included in the Registration Statement, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as such Holders may otherwise agree, and (iii) third, any other securities of STXB that have been requested to be so included, subject to the terms of this Agreement. In the event such Registration Statement under this Section 2 was filed by STXB for the purpose of effecting a secondary offering of Common Stock by any shareholders other than the Holders, the securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 2 and other holders of shares of Common Stock included in the Registration Statement, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as such Holders may otherwise agree, (ii) second, the Common Stock and other securities STXB proposes to sell, and (iii) third, any other securities of STXB that have been requested to be so included, subject to the terms of this Agreement. STXB shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with an underwritten offering made pursuant to this Section 2; provided that such underwriter(s) shall be reasonably acceptable to the applicable Holder(s). No Holder may participate in any underwritten registration under this Section 2 unless such Holder (i) agrees to sell the Registrable Securities it desires to have covered by the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

3.      Registration Procedures. In connection with STXB’s registration obligations hereunder:

(a)    STXB shall, not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K and any similar or successor reports), furnish to one counsel designated by a majority of the outstanding Registrable Securities (“Holders Counsel”), copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the reasonable review of Holders Counsel; provided that each Holder shall have the right to review, prior to filing, its selling shareholder information. STXB shall not file any Registration Statement or amendment or supplement thereto containing information which Holders Counsel reasonably objects in good faith, unless STXB shall have been advised by its counsel that the information objected to is required under the Securities Act or the rules or regulations adopted thereunder.

(b)    (i) STXB shall prepare and file with the Commission such amendments, including post-effective amendments and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to any applicable Registrable Securities (except during an Allowable Grace Period); (ii) STXB shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) STXB shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders Counsel true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Shareholders”; and (iv) STXB shall comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Registration Rights Purchaser sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Holder agrees to dispose of Registrable Securities in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of STXB filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, STXB shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission as promptly as practicable.

(c)    STXB shall notify the Holders (which notice shall, pursuant to clauses (ii) through (iv) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, if applicable) as promptly as reasonably practicable following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed with the Commission; and (B) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission or any other federal or state Governmental Entity of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by STXB of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(d)    Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the Commission, STXB may delay the disclosure of material non-public information concerning STXB if the disclosure of such information at the time is not, in the good faith judgment of STXB, in the best interests of STXB (such delay, a “Grace Period”). During the Grace Period, STXB shall not be required to maintain the effectiveness of any Registration Statement filed hereunder and, in any event, Holders shall suspend sales of Registrable Securities pursuant to such Registration Statements during the pendency of the Grace Period provided, STXB shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable provided that such termination is, in the good faith judgment of STXB, in the best interest of STXB and (iii) notify the Holders in writing of the date on which the Grace Period ends; provided, further, that, no single Grace Period shall exceed forty-five (45) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of ninety (90) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) above and the date referred to in such notice. Notwithstanding anything to the contrary, STXB shall use reasonable best efforts to cause its transfer agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the Reorganization Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into an irrevocable contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(e)    STXB shall use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(f)    STXB agrees to promptly deliver to each Holder whose Registrable Securities are included in the applicable Registration Statement, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holders may reasonably request. STXB hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)    STXB shall, prior to any sale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the sale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective while the Shares are Registrable Securities and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that STXB shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject STXB to any general tax in any such jurisdiction where it is not then so subject or file a consent to service of process in any such jurisdiction.

(h)    STXB shall make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of STXB and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause STXB’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any Records that are not generally publicly available at the time of delivery of such Records shall be kept confidential by such Inspectors unless (i) the disclosure of such Records is necessary in the reasonable judgment of the Inspectors to avoid or correct a misstatement or omission in the Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to STXB to the extent legally permitted and allow STXB, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(i)    STXB shall following the occurrence of any event contemplated by Sections 3(c)(ii)-(iv), as promptly as reasonably practicable, as applicable: (i) use its reasonable best efforts to prevent the issuance of any stop order or obtain its withdrawal at the earliest possible moment if the stop order have been issued, or (ii) taking into account STXB’s good faith assessment of any adverse consequences to STXB and its shareholders of the premature disclosure of such event, prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(j)    STXB may require each selling Holder to furnish to STXB a certified statement as to (i) the number of securities of STXB beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA, any state securities commission or any other government or regulatory body with jurisdiction over STXB or its activities.

(k)    STXB shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and STXB shall pay the filing fee required for the first such filing (but not additional filings) within two (2) Business Days of the request therefore.

(l)    If requested by Holders Counsel, STXB shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as STXB reasonably agrees (upon advice of counsel) is required to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after STXB has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

4.    Registration Expenses. All fees and expenses incident to STXB’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and stock transfer taxes with respect to the sale of Registrable Securities) shall be borne by STXB whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence that are STXB’s responsibility shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (ii) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for STXB in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (iii) if not previously paid by STXB in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (c) messenger, telephone and delivery expenses of STXB, (d) fees and disbursements of counsel for STXB, (e) Securities Act liability insurance, if STXB so desires such insurance, (f) fees and expenses of all other Persons retained by STXB in connection with the consummation of the transactions contemplated by this Agreement, and (g) those expenses of the Holders actually and reasonably incurred, including without limitation, reasonable attorneys’ fees, not to exceed $15,000 per sale of such Holders’ Registrable Securities pursuant to a Piggyback Registration Statement.

5.      Indemnification.

(a)    Indemnification by STXB. STXB shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder and each of their respective officers, directors, agents, general partners, managing members, managers, Affiliates and employees, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, general partners, managing members, managers, agents and employees of such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by STXB of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based primarily upon information regarding such Holder furnished in writing to STXB by such Holder or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was approved by such Holder or Holders Counsel expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, (B) Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by STXB in compliance with Section 7(d), or (C) in the case of an occurrence of an event of the type specified in Sections 3(c)(ii)-(iv), related to the use by a Holder of an outdated or defective Prospectus after STXB has notified such Holder in writing or electronic mail that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 7(e) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b)    Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless STXB, its directors, officers, agents and employees, each Person who controls STXB (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (A) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to STXB by or on behalf of such Holder expressly for use therein, or (B) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder or Holders Counsel expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (C) in the case of an occurrence of an event of the type specified in Sections 3(c)(ii)-(iv), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after STXB has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(e), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected, or (ii) Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by STXB in compliance with Section 7(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one (1) counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such written notice within a reasonable time of commencement of any such Proceeding shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend such Proceeding.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or unreasonably conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all documented fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d)    Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (other than in accordance with its terms) or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

6.    Termination. This Agreement shall continue in effect until the earlier to occur of (a) the termination of the Reorganization Agreement, (b) the Holder(s) cease to collectively own Registrable Securities representing 5.0% or more of the outstanding Common Stock, or (c) the fifth anniversary of the Closing Date.

7.      Miscellaneous.

(a)    Remedies. In the event of a breach by STXB or by a Holder of any of their obligations under this Agreement, each Holder or STXB, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, will be entitled to specific performance of its rights under this Agreement. STXB and each Holder agree that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)    Rule 144 Requirements. For so long as STXB is subject to the reporting requirements of the Exchange Act, STXB will use its reasonable best efforts to timely file with the Commission such reports and information required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and as the Commission may require. STXB shall furnish to any Holder of Registrable Securities forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 (or any successor exemptive rule), the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system; and such other reports and documents as such Person may reasonably request unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(c)    Obligations of Holders and Others in a Registration. Each Holder agrees to timely furnish in writing such information regarding such Person, the securities sought to be registered and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably be required to effect the registration of such Registrable Securities (the “Requested Information”) and shall take such other action as STXB may reasonably request in connection with the registration, qualification or compliance or as otherwise provided herein. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, STXB shall notify each holder of the information STXB requires from such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in the Registration Statement. If at least five (5) Business Days prior to the filing date, STXB has not received the Requested Information from a Holder (a “Non-Responsive Holder”), then STXB may exclude from any Registration Statement the Registrable Securities of such Non-Responsive Holder.

(d)    Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(e)    Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from STXB of the occurrence of any event of the kind described in Sections 3(c)(ii)-(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by STXB that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. STXB may provide appropriate stop orders to enforce the provisions of this paragraph.

(f)    No Inconsistent Agreements. Neither STXB nor any of its Subsidiaries has entered, as of the date hereof, nor shall STXB or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(g)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by STXB and Holders of a majority of the then outstanding Registrable Securities; provided that any such amendment, modification, supplement or waiver that materially, adversely and disproportionately effects the rights or obligations of any Holder vis-a-vis the other Holders shall require the prior written consent of such Holder.

(h)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next

Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to STXB:	Spirit of Texas Bancshares, Inc.
1836 Spirit of Texas Way
Conroe, Texas 77301
Attention: Dean O. Bass
Email: dbass@sotb.com

With a copy to:	Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Attention: Peter G. Weinstock, Esq.
Email: pweinstock@huntonak.com

If to KPL:	Kidd Partners, Ltd. 2160 Fawnwood Drive Plano, Texas 75093 Attention: Steven Gregory Kidd Email: greg@sgkidd.com

(i)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. STXB may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of STXB’s assets) or obligations hereunder without the prior written consent of KPL. KPL may assign, at any time, any or all of its respective rights hereunder with respect to any Registrable Securities held by KPL (but only with all related obligations) to an Affiliate; as long as (i) STXB is, within five (5) Business Days after such transfer or assignment, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned and (ii) each such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

(j)    Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(k)    Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be performed entirely within such State. The parties hereby agree that all actions or proceedings arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts in the State of Texas. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Reorganization Agreement.

(l)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)    Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n)    Entire Agreement. This Agreement and the Reorganization Agreement (including the ancillary agreements thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein and in the Reorganization Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPIRIT OF TEXAS BANCSHARES, INC.

By:	/s/ Dean O. Bass
Dean O. Bass, Chairman and Chief Executive Officer

KIDD PARTNERS, LTD.

By:	/s/ Steven Gregory Kidd
Steven Gregory Kidd, General Partner

[Signature Page to Registration Rights Agreement]